UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2011 (January 3, 2011)

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 3, 2011, Oxford Industries, Inc. (the “Company”) completed its previously announced disposition of substantially all of the assets (other than accounts receivable originated by the Company and assets and operations relating to its golf business and Lyons, Georgia distribution center) of the Company’s Oxford Apparel Group (the “Oxford Apparel Sale”) to LF USA Inc. (“LF”), a subsidiary of Li & Fung Limited. The purchase price paid by LF was $121,728,000, subject to adjustment based on net working capital as of December 31, 2010.  After giving effect to a preliminary net working capital adjustment, the purchase price paid by LF at the closing of the Oxford Apparel Sale was approximately $108.2 million.  The net working capital deficit resulted from the Company’s retention of accounts receivable and goods in transit existing as of the closing date of the Oxford Apparel Sale, partially offset by the Company’s retention of accounts payable of the Company’s Oxford Apparel Group.  The purchase price is subject to a final net working capital adjustment, which is expected to occur within 120 days of the closing date of the transaction.  LF will purchase the Company’s goods in transit relating to the Company’s Oxford Apparel Group following the closing of the Oxford Apparel Sale.

In connection with the consummation of the Oxford Apparel Sale, the Company (or one of its subsidiaries), among other things, entered into (i) license agreements with LF to grant licenses (subject to the limitations set forth in the applicable license agreements) to LF to use the trade name “Oxford Apparel” perpetually in connection with its business, as well as to use certain other trademarks in connection with the manufacture, sale and distribution of men’s dress shirts for certain periods of time in the applicable territory; (2) a services agreement with LF pursuant to which, in exchange for various fees, the Company or its subsidiaries will provide certain transitional support services to LF in its operation of the transferred assets; and (3) a limited non-competition agreement with LF pursuant to which the Company will agree (subject to the exceptions set forth in the non-competition agreement) not to engage in certain activities for a period of three years following the completion of the Oxford Apparel Sale.

The press release issued on January 4, 2011 announcing the completion of the Oxford Apparel Sale is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(b)           The Company’s unaudited pro forma condensed consolidated financial statements reflecting the Oxford Apparel Sale were included in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 22, 2010 and are incorporated herein by reference.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Oxford Industries, Inc. on January 4, 2011.

99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements of Oxford Industries, Inc. Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

Date: January 6, 2011	By	/s/ Thomas E. Campbell
		Name:	Thomas E. Campbell
		Title:	Senior Vice President-Law, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Oxford Industries, Inc. on January 4, 2011.

99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements of Oxford Industries, Inc. Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 22, 2010.